Exhibit 10.7

Employment Contract

Wah Ying International Investment Inc., a limited liability company incorporated in BVI (the “Company”), with its contact address at Room 2106-7, Hang Seng Building, 339 King’s Road, North Point, Hong Kong, made and entered into an Employment Contract (this “Contract”) with Zhixiong Huang (Hong Kong Identity Card No.: G618598(2)) (the “Employee”) in Hong Kong as of October 28, 2009.

WHEREAS,

The Company intends to conduct the initial public offering (the “IPO Plan”)(the Company will be referred to as a “Public Company” after the initial public offering). For the purpose of IPO Plan and the management of the Public Company, the Company hereby engages the Employee as one of the management in the Company. The Employee agrees to accept such an engagement based on the terms and conditions hereunder.

After negotiation, the parties agree:

I.	Employment

1.

Approved by the Board of Directors (the “Board”) via its resolution, the Company formally employed the Employee to be its management as the Chief Financial Officer (the “CFO”), and the Employee can exercise the power and right granted by the Board.

	2.	Unless otherwise agreed by the Company in writing, the Employee has quit every other position as an employee (if any), and formally accept the engagement of this Company as a full-time employee.

3.

The employment of the Employee shall start on November 1, 2009 (the “Commencement Daate”) and the probationary period shall be the earlier of (a) three months, or (b) the day of the Company’s first round financing. If necessary, the Company will make and enter into another employment contract upon the expiration of the probationary period.

II.	The Obligation of the Employee

1.

The Employee will comply with all applicable laws and regulations. According to power and right granted by the resolutions of the Board and the Articles of Association of the Company and the Public Company, and within the scope of the Employee’s responsibilities, the Employee will undertake his or her responsibility with fidelity and in accordance with the legal and reasonable instructions from the Board of the Company and the Public Company, and will take charge of the financial and corporate governance matters (including but not limited to be the CFO and authorized representative of the Public Company per the instruction of the Board of the Company and the Public Company, and assist with the IPO matter for the Public Company) of the Company, the Public Company and the proposed affiliated companies of the Public Company (collectively the “Group”), and will implement all the issues authorized or entrusted by the Board of the Company.

	2.	Within such employment, the Employee shall fully utilize his or her knowledge, expertise and experience to serve the Group.

3.

The Employee shall be directly responsible to the Board of the Company and Public Company. With respect of the finance , business, management and any other related matters proposed by the Board from time to time, the Employee shall fully provide report and explanation to the Board on a timely, true and accurate basis.

	4.	The main employment location is Hong Kong, and the time for business trip to the mainland of China shall depend on the actual requirements.

5.

The working time of the Employee prior to the IPO of the Company is flexible, and upon the closing of the IPO, the working time will be from 9:00am to5:30pm everyday, Monday to Friday. Working time on Saturday will be flexible depending on the workload. If the Employee works over time, he or she is not entitled to the over-time allowance. The Employee shall try his/her best to complete the work before Friday. When the Company is executing the IPO Plan, the Employee shall do his or her best to cooperate with all the teams and shall not be entitled to any extra compensation for overtime work.

III.	Compensation

	1.	Salary and Compensation

a)

The Employee’s salary and compensation for each month is RMB50,000 prior to the date the Company receives funds from the first round of financing, and RMB60,000 after that. Such salary and compensation will be calculated on a thirteen-month basis, and the thirteenth payment will be paid together with that of December at every year-end, and will be paid in pro rata in the event the employment is less than one full year. Then the salary and compensation afterward will be determined by the Public Company or the Board, depending on the performance of the Employee and the business condition of the Company. The salary and compensation for each month will be paid to the Employee to his/her designated account by the Company at the last day of each month.

		b)	The Employee is also entitled to other benefits commonly granted to management, such as the bonus, dividend, compensation, warrant and other employee benefits.

	2.	Annual Leave

In addition to the official holidays and public holidays, from the Commencement Date, the Employee is entitled to paid leave of 20 working days each year. The Employee shall use this annual leave without impacting the business and operation of the Group and subject to the approval of the Board. Such annual leave shall be fully used in the year when it is granted, and can not be extended to the next year, unless required by the business needs of the Group and upon the approval of the Board.

	3.	Reimbursement of Business Expenditure and Business Trip Fee

The Employee can get reimbursement for the business expenditure and business trip fees upon submitting relevant invoices. The accommodation and transportation costs (including the round- trip flight) incurred from the trip outside of Hong Kong will be reimbursed upon the submitting relevant invoices. The Company will not provide extra allowance for any business trip. During the business trip, the Company will provide local accommodation, and as to the other costs, the Employee shall spend it under austerity principle.

	4.	Medical and Other Insurance

The Employee is entitled to the global medical insurance, work-related injury and accident insurance and D&O Liability Insurance that is appropriate based on his/her position.

IV.	Travel Certificate and Related Visa

If the Employee is dispatched to the regions outside of Hong Kong for business, the Company, at its costs, will be responsible to obtain all necessary certificates and formalities (including the visa) according to relevant regulations to clear the customs.

V.	Warrant Plan

The Company promises that it shall enable the Employee to participate the warrant plan of the Company according to the terms thereof, and to make the Employee eligible to be a candidate for such a warrant plan. Upon the Employment, the Employee can subscribe 1% of the total outstanding shares which will be issued in the first time offering / reverse merger with the shell (the price for such subscription is the offering price respectively). After one year service in the Company, the Employee can exercise up to half (0.5%) of the warrant, and after two years service, the remainder can be exercised. (The price for subscription of the warrant is the offering price in the first time offering / reverse merger with the shell)

VI.	Tax and Public Fund

The Employee shall pay relevant Hong Kong tax arising from his/her income. The Company will be responsible for any additional tax levied by the tax authorities of the mainland of China, if any.

VII.	Termination of Contract

	1.	The Company has the right to notify the Employee to terminate this Contract in advance under the following conditions:

1)

The Employee is no longer qualified for his position, physically and mentally, due to the illness, injury and accident or other reasons. To the extent that permitted by the laws and regulations, the Company have the right to:

			i)	Completely or partially cease the payment of salary under this Contract;

ii)

If the Employee is in the coma status, or permanently loses the working ability, and he can not execute the service for more than 30 days in any consecutive 12 months, the Company may terminate the Contract with one-month advance notice.

		2)	The Employee fails to perform his or her duties, or leave the position without permission, fails to complete duties, or surpasses his duties for several times and brings losses to the Company;

3)

The Employee severely violates the reasonable decisions that may be made by the Board of the Company or the Public Company under applicable laws or intentionally refuses to execute the instruction of the Board, and brings losses to the Company;

		4)	The Employee inappropriately uses the funds and resources of the Group, and wastes the Group’s property and affects the Group’s business operation;

		5)	The Employee uses his authority to seek personal benefits, or acts in the public service for one's own ends to damage the Group’s benefits;

		6)	The Employee intentionally violates Section 1–2 of Article VIII hereunder, and causes serious losses of the Group (including the economic and business opportunity loss);

		7)	The Employee announces bankruptcy or loses his professional qualifications;

8)

The Employee intentionally violates Section 1–4 of Article IX hereunder for several times, and refuse to correct upon receiving company’s warning for two times, and directly affects the Group’s normal business operation.

		9)	The Employee is charged with civil or criminal liabilities for personal reasons, and brings adverse effects to the Group.

Under any of the above 2–9 situations, the Company may immediately notify the Employee in writing to terminate the Contract.

2.	(a) Under the following circumstance, the Employee can terminate this Contract by issue a written notice seven days in advance or by payment in lieu of the notice to the Company:

1)	severe breach of this Contract by the Company (including but not limited to failure of timely paying the salary and compensation or of granting the warrant plan);

2)	the Company declared bankruptcy;

3)	the Company severely violates laws and regulations;

4)	within the probationary period, this Contract can be terminated by the Company or the Employee by issuing a seven-day advance written notice or by payment in lieu of the notice.

(b)	The Company or the Employee can terminate this Contract without any reason by giving a one-month advance notice or payment in lieu of notice to the counterparty.

3.

Upon the termination or pre-mature termination of this Contract for any reason, the Employee shall, within one day after the termination, return all the communications, business documents, computer software in his possession and relating to the Group, and any other properties belonging to the Group or affiliated companies of the Group.

VIII.	Confidentiality and Job-Related Invention

1.

Any business promotion strategies, product sales policy, client information, lists of the raw material suppliers and raw materials costs, intellectual property right and technology secrets of the Group or its affiliated companies obtained by the Employee because of his position during his employment period, shall be Company’s property and know-how, the Employee shall keep it in confidential and shall not disclose to any third party.

2.

Any information relating to the Group or its affiliated companies, and any information and materials relating to the Group business, products market and product sales obtained by the Employee because of his position during his employment period, shall be the Company’s confidential documents, and the Employee shall not disclose to any third party unless based on the business needs of the Company, or with the prior approval of the Board or as require by applicable laws.

3.

Any patent, invention, appearance design, know-how, trademark and copyright obtained by the Employee during his/her employment period in the execution of his/her tasks or by using the materials and equipments of the Group shall be job-related inventions. All of the rights and benefits of the above inventions belong to the Group. The Employee shall have the obligation to assist the Group in obtaining all of the rights and benefits of the above inventions.

IX.	Restriction Clauses

1.

During his/her employment period, the Employee shall not directly or indirectly accept employment from any other companies or entities in whatever positions, unless as designated by the Company or obtaining written approval from the Company;

	2.	The Employee shall not own more than 5% of any types of securities or stocks issued by any Public Company;

3.

During his/her employment period, the Employee shall not directly and indirectly engage in, focused on or show interest in any businesses competing with or may compete with businesses of this Group or its affiliated companies;

4.

The Employee shall strictly follow the confidentiality requirements relating to the business secrets and confidential materials of the Group, and shall not use the business secrets and confidential materials in a way that will cause or might cause direct or indirect losses to the Group;

5.

After the termination of this Contract or any extension thereto (if any), the Employee shall not disclose to any individuals or any companies any business secrets, confidential documents and other confidential information relating to the Group or its affiliated companies obtained by him during his/her employment period, and the Employee shall reasonably indemnify any losses for his disclosure; provided however, that the Employee shall not be liable if the business secrets, confidential documents and other confidential information are known to the public due to non fault of the Employee;

6.

Within half year upon the termination of this Contract or any extension thereto (if any), the Employee shall not directly and indirectly accept the employment of, engage in or participate in any businesses or commercial entities in China or Hong Kong that directly compete with the current businesses of the Group or its affiliated companies;

7.

Within half year upon the termination of this Contract or any extension thereto (if any), the Employee shall not, in China or Hong Kong, for the benefits of himself or herself or any other individuals or companies, persuade, solicit or intend to persuade, solicit any other employees or customers of this Group or its affiliated companies to leave this Company or its affiliated companies.

X.	Disputes Settlement

This Contract shall be governed by and be construed in accordance with the laws of Hong Kong. And the parties of this Contract shall irrevocably accept the non-exclusive jurisdiction of Hong Kong court.

XI.	Miscellaneous

1.

All the notices, orders, files and other communications shall be delivered to the Employee by personal delivery, post, facsimile and email, etc. If delivered by post, it shall be deemed being received on the second day of the posting; If delivered via facsimile or email, it shall be deemed being received upon sending; If delivered by the personal delivery, it shall be deemed being received upon signing the receipts.

	2.	Any amendment to this Contract shall be invalid unless in the form of the written agreement by the parties.

	3.	The Employee agrees that the above clauses are reasonable and necessary for Company’s business, and is willing to accept and implement the clauses.

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In witness thereof, the parties execute this Contract as of the date first above mentioned.

Company:	Employee:

Wah Ying International Investment Inc.

[Signature]	[Signature]
Name: Keyan YAN	Name: Zhixiong HUANG
Title: Director